UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The information contained in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into (i) the registration statement on Form S-3 (File No. 333-200714) of Dorian LPG Ltd. (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on June 29, 2015 and (ii) the registration statement on Form S-3 (File No. 333-233104) of the Company, filed with the Commission on August 7, 2019.

Item 8.01 Other Events

On January 5, 2021, the Company issued a press release (the "Press Release") announcing the approval by its Board of Directors of an extension of and an increase to the remaining authorization under its $100 million share repurchase program, which was set to expire on December 31, 2020 and had approximately $40 million remaining of unused authority.  Following this Board action, which was effective December 29, 2020, the Company is now authorized to repurchase up to $50 million of its common shares through December 31, 2021 under its share repurchase program. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
99.1	Press Release dated January 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 5, 2021		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer